                                                                    EXHIBIT 23.3



                              ACCOUNTANTS' CONSENT



     We consent to the use of our reports, dated 10th January, 1996, with respect to the balance sheet of Arcadian Trinidad Ammonia Limited as of 31st December, 1995, and the related statements of operations, stockholders' equity and cash flows for the year then ended, incorporated herein by reference, and to the reference to our firm under the heading of "Experts" in the Prospectus.



COOPERS & LYBRAND



(Previously traded as Deloitte & Touche)


Chartered Accountants


Port of Spain


Trinidad, W.I.


11th February 1997